UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2007.

URANIUM 308 CORP. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-52476 (Commission File Number)	33-1173228 (IRS Employer Identification No.)

A-707 Jian Wai Soho 39 East 3rd-Ring Road, Chao Yang District Beijing, China (Address of principal executive offices)	100022 (Zip Code)

Registrant's telephone number, including area code (866) 892-5232

2820 W. Charleston Blvd., Suite 22 Las Vegas, NV 89102 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 21, 2007, Uranium 308 Corp. (the “Company”), Mongolia Energy Limited (“MEL”) and all of the shareholders of MEL entered into a share purchase agreement (the “Share Purchase Agreement”) whereby the Company agreed to acquire 100% of the issued and outstanding shares in the capital of MEL (the “MEL Capital”), a company organized under the laws of the Territory of the British Virgin Islands, in exchange for issuing up to a maximum of 25,000,000 shares of common stock of the Company as follows: (i) 5,000,000 shares to the shareholders of MEL on a pro rata basis in accordance with each MEL shareholders’ percentage ownership in MEL; and (ii) up to 20,000,000 shares to the vendor of Tooroibandi Limited (“Tooroibandi”), pursuant to and at the times required by the terms of the share purchase agreement between MEL and Tooroibandi completed on September 12, 2007 (the “Tooroibandi Share Purchase Agreement”).

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, which is attached hereto as Exhibit 10.1.

In addition, a copy of the Tooroibandi Share Purchase Agreement is attached hereto as Exhibit 10.2.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 27, 2007, Uranium 308 Corp. (the “Company”) completed the Share Purchase Agreement, dated September 21, 2007, entered into between the Company, Mongolia Energy Limited (“MEL”) and all the shareholders of MEL (the “Share Purchase Agreement”) whereby the Company acquired 100% of the issued and outstanding shares in the capital of MEL (the “MEL Capital”), through the issuance of 5,000,000 shares of common stock of the Company in aggregate to the shareholders of MEL on a pro rata basis in accordance with each MEL shareholders’s percentage of ownership in MEL, and the issuance of 15,000,000 shares of common stock of the Company to Mr. Lin Dong Hong (the vendor of Tooroibandi Limited) pursuant to the terms of the share purchase agreement between MEL and Tooroibandi Limited completed on September 12, 2007 (the “Tooroiobandi Share Purchase Agreement”). In addition, the Company may be required to issue up to another 5,000,000 shares of common stock of the Company to Mr. Lin Dong Hong pursuant to and at the times required by the terms of the Tooroibandi Share Purchase Agreement.

As of September 12, 2007, MEL is the sole shareholder/registered capital owner of Tooroibandi Limited, a company organized under the laws of Mongolia. Therefore, the Company has now indirectly acquired two exploration licenses identified by license numbers 12207X effective to November 14, 2009 and 1137X effective to February 19, 2009, which are owned by Tooroibandi Limited. License number 12207X covers 4017 hectares named Jargalant and License number 1137X covers 15621 hectares named Elstiin Uul, which are both located in the Territory of Erdene soum, Tuv Province, Mongolia. The two licenses comprise the 196.38 sq. km Janchivlan Property, which is located approximately 70 km southeast of Ulaanbaatar, the capital of Mongolia.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 27, 2007, Mr. Ka Yu resigned as Secretary, Treasurer and a director of the Company without having any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Concurrently with the resignation of Mr. Ka Yu, Mr. Lin Dong Hong and Mr. Anthony Tam were appointed as directors of the Company. In addition, Mr. Anthony Tam was appointed as the Secretary and Treasurer for the Company to replace Mr. Ka Yu.

Mr. Lin Dong Hong is Chairman of Mongolia Resource Mining Group Limited, a private company in the resource business in Mongolia. He has more than 15 years of experience as a commodities trader and management executive in China and Mongolia, most recently as Executive Director of Artfield Group Limited, a publicly listed company in Hong Kong. Mr. Lin has extensive knowledge of, and relationships in the mineral development industry in Asia.

Mr. Anthony Tam is an engineer and chartered accountant with more than 25 years of experience in the mining industry. Mr. Tam worked as general manager for Denstone Minerals Ltd. (a Canadian company specializing in mineral investment in China) and was also President and Director of Galactic Resources (China) Ltd. and Can-Pacific Rare Earths & Metal Co. (both were wholly owned subsidiaries of Galactic Resources Ltd.). Prior to this, Mr. Tam was the financial controller of E & B Exploration and Mascot Goldmine Ltd. in Vancouver, BC. Mr. Tam has received a B.Sc. in Engineering from Queen's University in Kingston, Ontario (1971), a B.Sc. in Mining Engineering from Queen's (1973), and he is a Chartered Accountant (University of British Columbia, 1978). He has special expertise in negotiating joint ventures and conducting initial geological and engineering assessments of mineral properties.

ITEM 8.01. OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibits 99.1, 99.2 and 99.3.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The required financial statements of Mongolia Energy Limited and the pro forma financial information will be supplied on a Form 8-K within 71 days of September 27, 2007.

Exhibits

Exhibit No.	Description
Exhibit 10.1	Share Purchase Agreement between Uranium 308 Corp., Mongolia Energy Limited and all the shareholders of Mongolia Energy Limited, dated September 21, 2007.
Exhibit 10.2	Share Purchase Agreement between Mongolia Energy Limited, Tooroibandi Limited and Mr. Lin Dong Hong, dated August 23, 2007

Exhibit 99.1	Press Release dated September 25, 2007.
Exhibit 99.2	Press Release dated September 27, 2007.
Exhibit 99.3	Press Release dated October 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2007

URANIUM 308 CORP.

By:	/s/ Dennis Tan
Name:	Dennis Tan
Title:	President and a Director